UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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DREAMWORKS ANIMATION SKG, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT DATED APRIL 30, 2010 TO

PROXY STATEMENT DATED MARCH 23, 2010

OF DREAMWORKS ANIMATION SKG, INC.

At its 2010 Annual Meeting of Stockholders to be held on May 12, 2010, DreamWorks Animation SKG, Inc. (the “Company”) is presenting a proposal to consider the adoption of the Company’s 2010 Employee Stock Purchase Plan. In connection with such proposal and as provided by Item 10(c) of Regulation 14A issued under the Securities Exchange Act of 1934, the Company is providing the following information:

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information as of December 31, 2009 with respect to shares of our Class A common stock that may be issued under our 2004 Omnibus Incentive Compensation Plan (the “2004 Plan”) and 2008 Omnibus Incentive Compensation Plan (the “2008 Plan”). Those two plans are the only equity compensation plans that the Company maintains.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b) (2)	Number of securities remaining available for future issuance (excluding securities reflected in column (a)) (c)(3)
Equity compensation plans approved by securityholders	7,831,447	$28.30	3,078,084
Equity compensation plans not approved by securityholders	—	—	—

Total	7,831,447	$28.30	3,078,084

(1)

Includes 2,803,710 shares subject to restricted stock units (“RSUs”) or performance compensation awards that entitle each holder to one share of Class A common stock for each unit that vests over the holder’s period of continued service and/or the satisfaction or attainment of specified performance criteria.

(2)

Calculated without taking into account the 2,803,710 shares of Class A common stock subject to outstanding RSUs and performance compensation awards that will become issuable following the vesting of those units and awards, without any cash consideration or other payment required for those shares.

(3)

As of December 31, 2009, 3,078,084 shares of Class A common stock were available for issuance under the 2008 Plan. Such shares may be issued upon the exercise of stock options or stock appreciation rights granted under the 2008 Plan or pursuant to restricted stock issuances, RSU awards, performance compensation awards, performance units, deferred share units and other equity-based awards under the 2008 Plan.

The 2008 Plan was approved by the Company’s stockholders and became effective in May 2008, after which time no new equity awards may be made under the 2004 Plan. The 2008 Plan provides that any shares with respect to awards under the 2004 Plan that are forfeited or cancelled after the effective date of the 2008 Plan will thereafter become eligible for issuance under the 2008 Plan.